                                                                 EXHIBIT 2(k)(v)


                          INVESTMENT AGREEMENT BY AND

                                     AMONG

                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC

                                      AND

                             ONE ROOM SYSTEMS, INC.



                                November 2, 1995
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                              INVESTMENT AGREEMENT


         THIS INVESTMENT AGREEMENT (the "Agreement") is made and entered into as of this 2nd day of November, 1995 by and among ONE ROOM SYSTEMS, INC., a North Carolina corporation (the "Company"); and SOUTHEAST INTERACTIVE TECHNOLOGY FUND, LLC, a North Carolina limited liability company (the "Investor").

                                  WITNESSETH:

         WHEREAS, the Company develops multimedia educational and entertainment products; and

         WHEREAS, the Company and the Investor have reached certain agreements with regard to the loan of funds to the Company and purchase of certain securities of the Company by the Investor, all upon the terms and conditions more particularly described herein.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the receipt and sufficiency of which are acknowledged by all parties, the parties hereto agree as follows:


I.       SECURED CONVERTIBLE LOAN AND WARRANTS

         A. Loan Against Receivables and Approved Contracts. The Investor will make a loan to the Company of up to $250,000 at any one time outstanding (the "Loan") which will be secured by all of the receivables of the Company and an assignment of contract rights for certain contracts. The amount outstanding from time to time shall not be greater than the "Borrowing Base."

                 For purposes hereof, the Borrowing Base shall be equal to (i) the amount calculated by multiplying the appropriate percentage set forth below by the amount of Qualified Receivables plus (ii) the amount that will be generated under Approved Contracts.

                 For purposes hereof, "Qualified Receivables" shall be the net amount of bona fide receivables (net of any credits or discounts, including discounts for early payment, or similar offsets) due from non-affiliates of the Company for the provision of goods and services. The appropriate percentages shall be as follows:

         100% for Qualified Receivables of 0-60 days;
          75% for Qualified Receivables of 60-90 days;
           0% for Qualified Receivables of more than 90 days.

                 For purposes hereof, "Approved Contracts" shall be bona fide written contracts with non-affiliates of the Company for the provision of goods and services which have been approved by Investor. The amount that will be generated under an Approved contract will be any amounts that will become due and owing to the





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Company for performance under the Approved Contract (other than amounts that are indeterminate or contingent such as royalties that depend on sales) but which have not yet been earned. Once an amount is earned and becomes due and payable, it may qualify as a Qualified Receivable, but no amount shall be double counted as an amount due under an Approved Contract and as a Qualified Receivable in determining the Borrowing Base.

                 The Company agrees to provide to Investor a Qualified Receivables list and aging report in a format approved by Investor at or prior to Closing and on a monthly basis thereafter by the fifth day of each month (for the previous calendar month), such report to be certified by the Company. Attached to such report shall be copies of the contracts that the Company wishes to include on the Approved Contracts list and such other reasonable documentation as Investor may request. The Company's certification shall include the following representations and warranties with respect to both Qualified Receivables or Approved Contracts:

                 (a) Each of the accounts assigned as collateral security is genuine, valid, and represents an existing claim arising out of products sold or services rendered by the Company to the stated account debtor;

                 (b) The amounts of the accounts assigned as collateral security are true amounts now due and owing, the Company has performed all of its duties and has met all of its obligations pertaining to the accounts, and the accounts are not subject to any defense, setoff, counterclaim, or claim of any substance or nature;

                 (c) The Company is the true and sole owner of the accounts, the accounts are not subject to any prior security interest and are free and clear of all liens and encumbrances of any nature;

                 (d) The Company will not, until such time as the Loan is paid in full and no longer outstanding, subject the accounts to any security interest or other lien or encumbrance.

                 The Company grants Investor a security interest in all existing or future Qualified Receivables and Approved Contracts (the "Collateral"), and the proceeds of the Collateral, including, without limitation, all proceeds of fire, credit or insurance. The security interest is to secure payment and performance of all of the Company's debts, liabilities and obligations to the Investor pursuant to the Loan, now existing or hereafter arising. The Company shall execute and file appropriate UCC financing statements (the "Financing Statements") to perfect the security interest of Investor in the Collateral.

                 The Loan will bear interest at the rate of 10% per annum, with interest payable monthly. Repayments of principal that are required because of a change in the Borrowing Base shall be made monthly. Advances on the Loan will be made no more often than





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monthly.  Loan documents evidencing and securing the Loan shall permit Investor at its option after an Event of Default (as defined herein or in any Loan documents), to notify the obligors on receivables and Approved Contracts to pay such funds either directly to Investor or to a lock box or intermediary or escrow agent selected by Investor.

                 All obligations of the Company shall, notwithstanding any time allowed by any instrument evidencing a liability, become immediately due and payable, without notice and demand, if any of the following Events of Default ("Events of Default") occurs:

                 (a) Default in the payments or performance of any obligation or liability contained or referenced in this Agreement or any note or loan document evidencing the same;

                 (b) Any warranty, representation or statement made or furnished to Investor by Company proves to have been false in any material respect when made or furnished;

                 (c) Any event which results in the acceleration of the maturity of the Company's indebtedness to others under any indenture, agreement, undertaking or otherwise;

                 (d) The placing of an encumbrance on any of the Collateral, or the making of any levy, seizure or attachment against the Collateral; or

                 (e) The Company's dissolution, insolvency or business failure, or the appointment of a receiver of any part of the Company's property, or the Company's assignment for the benefit of creditors, the recording or existence of any lien for unpaid taxes against the Company, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Company.

                 In the event any Event of Default listed above occurs, the Investor shall immediately have all rights and remedies as a secured party under the Uniform Commercial Code in force in the State of North Carolina, in addition to the rights and remedies provided herein or in any other agreement executed by the Company. In the Event of Default, the outstanding balance of the Loan will bear interest at the rate of 16.5% per annum, until paid. In the event the Investor has to exercise any rights or remedies or enforce any collection proceedings against the Company, the Company shall be obligated to pay the reasonable costs therefore, including reasonable attorneys' fees.

                 The Loan shall be payable in full on the date one year from the date the first advance is made on the Loan or such earlier date as the Loan may become due because Investor elects to accelerate the Loan because of an event of default under the Loan documents. After thirty (30) day written notice to Investor, the Loan may be prepaid in whole; provided, however, at such time that





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the Company wishes to prepay the Loan, Investor shall have the option to convert the Loan pursuant to I.B. below.

                 The Loan shall be personally guaranteed by E. Lee Bryan pursuant to a Guaranty delivered at Closing in the form attached to as Exhibit E.

         B. Conversion Feature. Investor shall have the option at any time to convert the outstanding principal balance of the Loan to common stock of the Company ("Common Stock") at the Conversion Price described below. Any conversion must be of the entire outstanding principal balance at the time of conversion and, after conversion, Investor will have no obligation to advance additional funds to the Company. In the event the Investor desires to convert at a time when the outstanding principal balance of the Loan is less than $250,000, the Investor shall have the option to convert the entire $250,000, upon payment to the Company of the difference between $250,000 and the then outstanding balance of the Loan.

                 The conversion price (the "Conversion Price") shall initially be $1.00 per share. This Conversion Price is based upon the Company currently having 5,552,302 shares of Common Stock issued and outstanding. So long as the Loan is outstanding, the Company agrees not to issue any stock with dividends or liquidation preferences superior to the rights of the Common Stock into which the Loan may be converted without the prior written consent of Investor, except as provided below in the Section D. titled "Equity Infusion." The Conversion Price will adjust proportionately upon any stock splits, stock combinations, stock dividend or similar changes to the capital structure. In addition, in the event that any Common Stock is issued at a price per share less than the Conversion Price then in effect, the Conversion Price shall immediately adjust to be equal to such lower price; provided, this provision shall not apply to existing employee stock options disclosed by the Company to Investor.

         C. Warrants. Investor shall be issued a warrant (the "Warrant") to purchase additional shares of Common Stock of the Company. The purchase price per share for Common Stock under the Warrant shall be equal to the Conversion Price ($1.00 per share, adjusted for changes to capital structure as set forth above). The number of shares of Common Stock which may be purchased pursuant to the Warrant shall be equal to $50,000 divided by the Conversion Price in effect at the time of exercise of the Warrant. The Warrant will be exercisable at any time from the date of its issuance through the date seven
(7)years after its issuance. The Warrant may be exercised only once, i.e., if the Warrant is exercised while the Loan is outstanding, the number of shares that may be purchased shall not be affected by any subsequent increases in the principal balance of the Loan.

         D. Equity Infusion. In the event the Company plans to sell stock or otherwise obtain a capital infusion of at least $2,000,000 either by private placement or public offering at a price per share of common stock of at least twice the Conversion Price (the "Equity





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Infusion"), the Company will be obligated to notify Investor at least forty-five (45) days prior to the anticipated closing and to provide Investor with copies of any information provided to the potential investors in connection with the Equity Infusion or such other information as may be reasonably requested by Investor in order to allow it to evaluate the merits of converting to Common Stock. On or before the closing of the Equity Infusion, Investor may elect to convert its Loan to Common Stock. If Investor does not so elect, the Company will repay the Loan out of the proceeds of the Equity Infusion. However, in either event, Investor shall retain its rights to purchase Common Stock pursuant to the Warrant in accordance with the terms of the Warrant.

         E. Public Offerings. In the event that the Company registers securities under the Securities Act of 1933, as amended, Southeast shall have "piggyback" registration rights (at the expense of the Company) in accordance with the Registration Rights Agreement attached hereto as Exhibit A to enable it to sell its shares of Common Stock (whether acquired by conversion of the Loan or exercise of the Warrant) pro rata with the shares of any other selling shareholders, with the number of shares of all selling shareholders subject to the approval of the Company's underwriter.


II.  THE CLOSING

         The closing ("Closing") of the Loan under this Agreement shall take place at the offices of Moore & Van Allen, at 2200 West Main Street, Suite 800, Durham, North Carolina 27705, on or before February 28, 1996, or at such other time, date and place as are mutually agreeable to the Company and the Investor. At the Closing, the Company will deliver to the Investor the Registration Rights Agreement (Exhibit A), the Convertible Debenture (Exhibit B), the Warrant (Exhibit C), the Financing Statements (Exhibit D) in the forms attached hereto, a Qualified Receivables list and aging report and such other certificates and documents as specified herein. In addition, E. Lee Bryan will deliver the Personal Guaranty (Exhibit E) and the Company's counsel will deliver an opinion in the form attached hereto as Exhibit F. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in this Agreement have not been fulfilled, Investor shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.


III.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Any disclosures contained in any schedule of this Agreement shall be deemed to be included in all schedules to this Agreement whether or not any other schedules are specifically referenced therein and such disclosures contained in any such schedule shall qualify the representations and warranties made by the Company whether any such representation or warranty contains any express





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qualification. (All schedules hereto are collectively referred to herein as the
"Disclosure Schedule"). Subject to the foregoing, the Company represents and warrants to the Investor that:

         A. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it. In addition, the Company has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the nature of its properties or its business requires such qualification, other than jurisdictions where the failure to so qualify would not have a material adverse effect on the operations or financial condition of the Company taken as a whole.

         B. Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) will consist of 20,000,000 shares of common stock, 1c. par value per share (the "Common Stock"), of which 5,552,302 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Disclosure Schedule hereto or provided in this Agreement,
         (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right to acquire any material amount of shares of capital stock of the Company or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness in a material amount or assets of a material nature of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided in this Agreement, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act. To the best of the Company's knowledge, all of the issued and outstanding shares of Common Stock have been offered, issued and sold by the Company in compliance with the applicable Federal and state securities laws.

         C. Affiliations. The Company has no Subsidiaries, and does not own or control any shares of stock or any other investments in any other person or entity.





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         D.      Consent of Third Parties, etc. (i) All consents and waivers required in connection with the consummation of the transactions contemplated hereby have been obtained, (ii) the transactions contemplated hereby do not violate, or constitute or trigger the occurrence of an event of default with respect to, any lease, promissory note, loan agreement or any other material agreement or understanding with respect to which the company is a party, and (iii) the Company is not in default under or with respect to any lease, promissory note, loan agreement or any other material agreement or understanding with respect to which it is a party.

         E. Issuance of Common Stock. The issuance and delivery of the shares of Common Stock issuable upon conversion of the Loan, and the issuance and delivery of the shares of Common Stock issuable pursuant to the Warrant, have been, or will be on or prior to the Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Common Stock issuable upon conversion of the Loan and upon exercise of the Warrant, when issued will be duly and validly issued, fully paid and nonassessable.

         F. Financial Statements. The Company has furnished to the Investor a complete and correct copy of a balance sheet of the Company (the "Balance Sheet") as of December 31, 1994 (the "Balance Sheet Date"), and the related statements of income and retained earnings and changes in financial position for the fiscal year then ended, which have been reviewed and are audited (the "Annual Financial Statements"). The Company has also furnished to the Investor the unaudited monthly financial statements of the Company prepared by the Company for each of the monthly periods from December 31, 1994 through September 30, 1995, consisting of balance sheets and related statements of income and retained earnings and changes in financial position for the respective months then ended (the "Monthly Financial Statements"; the Annual Financial Statements and the Monthly Financial Statements are sometimes collectively referred to as the "Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial conditions and results of operations of the Company, as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except that, with respect to the Monthly Financial Statements, which have not been prepared in accordance with generally accepted accounting principles due to the absence of relevant notes and applicable periodic adjustments and accruals, there may be audit adjustments which will not, in the aggregate, be material. None of the Financial Statements contain any untrue or misleading statement of material fact or omit to state a fact material to the business of the Company, or necessary to make the statements contained therein not misleading. The Company had no material liabilities of any nature (matured or





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         unmatured, fixed or contingent) which were not provided for in the
         Financial Statements; and all reserves established by the Company and set forth in the Financial Statements were adequate for the purposes indicated herein.

         G. Absence of Changes. Except as provided in this Agreement or as disclosed herein, since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes in the ordinary course of business which changes have not individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company.

         H. Property and Assets. The Company has good title to all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Balance Sheet or in the Disclosure Schedule, except for (i) liens for current taxes not yet due, (ii) mechanic's, materialman's and similar liens which may have arisen in the ordinary course of business and which, in the aggregate, are not material, (iii) security interests securing indebtedness not in default for the purchase price of property purchased or leased in the ordinary course of business and which, in the aggregate, are not material, and (iv) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the current or proposed operations of the Company; and except as otherwise disclosed to the Investor in writing, prior to the Closing Date.

         I. Insurance. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, product liability and other risks. Schedule III-I contains a list of all insurance policies maintained by the Company and indicates the coverage provided under each policy.

         J. Taxes. The Company has filed all federal, state and other tax returns that were required to be filed, and has paid all taxes, assessments and other such governmental charges as shown on such returns, and all such assessments and charges received by the Company, to the extent due, have been paid, except those being contested in good faith and with respect to which adequate reserves have been established. The Company





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         has, to the best of its knowledge, established on its books reserves adequate for the payment of all federal, state and other tax liabilities.

         K. Litigation. There is no litigation, proceeding or governmental investigation, administrative or judicial, pending or, to the Company's knowledge, threatened against the Company which, if decided adversely to the Company might have a materially adverse effect on the business, properties or condition (whether financial or otherwise) of the Company, or on the ability of the Company to perform its obligations hereunder or under any other agreement or document contemplated hereby.

         L. Shareholder List. Schedule III-L contains a complete and correct list of the stockholders of the company, showing the number of shares of stock held by each such stockholder as of the date of Closing. Except as otherwise contemplated by this Agreement, there are no agreements, oral or written, between the Company and any holder of its stock, or, to the best knowledge of the Company after due inquiry, among any holders of its stock, relating to the acquisition, disposition or voting of the stock of the Company.

         M. Employment Contracts; Certain Transactions. Except as set forth in the Schedule III-M, (i) the Company does not have any employment contracts, deferred compensation agreements or bonus, incentive or profit-sharing plans currently in force and effect, and
         (ii) there are no existing arrangements or proposed arrangements between the Company and any officer or director or holder of more than 10% of the stock of the Company.

         N. Authorization. The execution and delivery of this Agreement, the Registration Rights Agreement, the Convertible Debenture, the Warrant and the Financing Statements have been duly authorized by all necessary corporate action of the Company so that this Agreement, the Registration Rights Agreement, the Convertible Debenture, the Warrant and the Financing Statements will constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, and that neither the execution and delivery of this Agreement, the Registration Rights Agreement, the Convertible Debenture, the Warrant and the Financing Statements nor the issuance of the shares of Common Stock to be issued upon exercise of the conversion rights or exercise of the Warrant, will be in contravention of law or of any order, rule or regulation applicable to the Company or of its Articles of Incorporation, Bylaws or any other contract, agreement or instrument to which the Company may be a party.

         0. Governmental Approvals. No consent or approval of any governmental agency or authority is required in the making or performance of this Agreement by the Company which has not





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         been or will not be obtained prior to Closing.  All such consents and approvals are listed in Schedule III-0.

         P. Other Contracts. The Company has furnished to Investor copies (or descriptions, in the case of oral arrangements) and set forth on
         Schedule III-P is a list of all its material leases, franchise and managerial contracts and agreements, and any and all other material contracts and agreements, used or to be used in connection with the conduct of its business.

         The Company is not a party to any other contract or agreement which in the judgment and opinion of the Company may materially or adversely affect the business, properties, assets or condition of the Company. The Company is not in material default of any such material contracts and agreements.

         Q. Articles of Incorporation and Bylaws. The Company's Articles of Incorporation and Bylaws, copies of which have been furnished to the Investor, are in full force and effect, without further changes, amendments or modifications.

         R. Untrue Statements. Neither this Agreement nor any other agreements, reports, certificates, or any other documents furnished to the Investor by the Company on its behalf in connection herewith contain any untrue statement of a material fact, or omit to state a fact which would be material in light of the circumstances pertaining thereto.


         S. Patents, Licenses, Trademarks, etc. Except as set forth on the Schedule III:

                 1. The Company owns or licenses all patents, licenses, trademarks, trade names, trademark rights or copyrights which are necessary to conduct the Company's business, as now conducted or as contemplated to be conducted, without conflict with any patent, license, trademark, trade name or copyright of any other person or entity, and all such patents, licenses, trademarks, trade names, trademark rights or copyrights are listed in the Disclosure Schedule, along with information on ownership or licensing of such patents, licenses, trademarks, trade names, trademark rights or copyrights;

                 2. No royalties, honorariums or fees are payable by the Company to other persons by reason of the ownership or use of the Intellectual Property Rights (as defined below) of the Company; and

                 3. No product manufactured, marketed or sold by the Company will, to the best knowledge of the Company, violate any license or infringe any Intellectual Property Rights or assumed name of another. There is no pending or threatened claim or litigation against the Company

                 (nor, to the best knowledge of the Company, does there exist any basis therefor) contesting the validity or right to use of any of the foregoing. The Company has not received any notice that any of the Intellectual Property Rights of the Company or the operation or proposed operation of the Company conflicts, or will conflict, with the asserted rights of others, nor, to the best knowledge of the Company, does there exist any basis for any such conflict, it being understood however, that the Company had not conducted patent or similar searches. "Intellectual Property Rights" shall mean all industrial, commercial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trade names, service marks, copyrights, computer programs, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae.

         T. Compliance with Law. The company is not in material violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present or contemplated businesses. Without limiting the generality of the foregoing, and except as set forth above, the Company is not, and has not heretofore been, in material violation of any laws, statutes, regulations, rules and other governmental requirements relating to the protection of the environment, disposal of waste materials and similar matters. The Company has all governmental permits and licenses necessary to operate its business in the manner currently operated and contemplated to be operated. With respect to all inspections by the Occupational Safety and Health Administration, no violations have been cited or indicated.

         U. Brokerage Fees. There are no claims against the Company or any of its officers, directors or shareholders, for brokerage commissions, finders' fees or other similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or such officer, director or shareholder. Neither the Company nor any of its officers, directors, employees or shareholders has employed any broker or finder in connection with the transactions contemplated by this Agreement.

         V. Leased Real Property. Schedule III-V attached hereto and by reference made a part hereof sets forth a list of all leases or subleases of all real property or interests therein currently leased by the Company (the "Real Property Leases"). Complete and correct copies of all such Real Property Leases have been delivered to the Investor. Each Real Property Lease is legal, valid and binding as between the Company which is the lessee thereunder and, to the best knowledge of the Company, the other party or parties thereto, and the Company which is the lessee thereunder is a tenant or possessor in good standing, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. To the best knowledge of the Company, all real property covered by the Real Property Leases is zoned for the purposes for which each of such properties is currently being used. None of the real property covered by the Real Property Leases has been condemned or otherwise taken by any public authority, and, to the best knowledge of the Company, no condemnation or taking is threatened or contemplated. None of the real property is subject to any claim, contract or law which might affect its use or value for the purposes now made of it during the terms of the respective Real Property Leases.

Company shall be deemed to have reaffirmed the representations and warranties contained in this Article III on the Closing; provided however, that the Company will update any schedules, financial statements and other information necessary to reflect any material changes that have occurred since the date of this Agreement.

IV.      REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         The Investor represents and warrants to the Company as follows:

         A. Investment Purposes. In making the loans and investments contemplated herein, it is specifically understood and agreed that the Investor is acquiring the Loan,(and, in the event the conversion rights or Warrant are exercised, its shares of Common Stock) for its own account, for the purpose of investment and not with a view towards the sale or distribution thereof within the meaning of the Securities Act; provided, however, that the disposition of each of the Investor's property shall at all times be and remain within its control.

         B. No Registration. The Investor is aware that (i) the shares of Common Stock to be issued upon exercise of conversion rights and upon exercise of the Warrant will not be registered under the Securities Act by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act; (ii) that the Investor must hold the Common Stock indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration (pursuant to Rule 144 or otherwise); and (iii) the Common Stock shall bear a legend to that effect and the Company will make a notation on its transfer books to such effect.

         C. No Broker. The Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

The Investor shall be deemed to have reaffirmed the representations and warranties contained in this Article IV on the Closing.

V.       CONDITIONS TO CLOSING OF THE INVESTOR.

         A. In addition to any requirements set forth elsewhere in this Agreement, the Investor's obligation to fund the Loan shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

                 1. Representation and Warranties Correct. The representations and warranties made by the Company in Section III hereof shall be true and correct when made, and shall be true and correct on the Closing Date, with the same force and effect as if they had been made on and as of such date, and there shall have been no default or breach of the terms of this Agreement by the Company.

                 2. Agreements. The following agreements, documents or certificates, in form and substance satisfactory to the Investor and their counsel, shall have been entered into and/or delivered by the appropriate parties and shall be in full force and effect:

                          a. Registration Rights Agreement among the Company and the Investors in the form of Exhibit A hereto (the "Registration Rights Agreement");

                          b. Convertible Debenture in the form attached hereto as Exhibit B (the "Convertible Debenture"); and

                          c. Warrant in the form attached hereto as Exhibit C (the "Warrant"); and

                          d. Financing Statements in the form attached hereto as Exhibit D (the "Financing Statements") and

                          e. Personal Guarantee of E. Lee Bryan in the form attached hereto as Exhibit E (the "Personal Guarantee"); and

                          f.      A certificate, as of the most recent
                          practicable date, as to the corporate good standing of the Company issued by the Secretary of State of North Carolina.

                          g. Bylaws of the Company, certified by the Company's Secretary or Assistant Secretary as of the Closing Date.

                          h. Resolutions of the Board of Directors of the Company and, if necessary, of the shareholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the

                          Secretary or Assistant Secretary of the Company as of the Closing Date.

                          i.      Evidence that the insurance provided for in
                          Section  VIII. I. is in full force and effect.

                          j. Opinion of the company's counsel in the form attached hereto as Exhibit F.

                          k.      A budget for one year and use of proceeds.

                          l.      A Qualified Receivables list and aging
                          report.

                          m. A compliance certificate executed by the President of the Company and certifying that all conditions to this Agreement have been fulfilled.

                 3. SEC Approval. The SEC shall have issued an order exempting the transactions contemplated by this Agreement and the related documents from the provisions of Section 17 of the Investment Company Act.

                 4. Blue Sky Law. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Common Stock issuable upon exercise of the conversion Rights or exercise of the Warrant.


VI.      CONDITIONS TO CLOSING OF THE COMPANY.

         The Company's obligation to close the Loan, issue the Convertible Debenture and Warrant is, at the option of the Company, subject to the representations made by the Investor in Section IV hereof being true and correct when made and shall be true and correct on the Closing Date.


VII.     RELEASE FROM OBLIGATION TO CLOSE ON THE LOAN.

         Because of the SEC approval required in V.A.3 above, it is anticipated that it may take up to one hundred twenty (120) days to close on the Loan. If, for whatever reason, the Company decides prior to the Closing that it does not wish to procure the Loan from the Investor, the Company shall give the Investor written notice that it does not wish to close on the Loan. The Company shall not be obligated to close on the Loan provided the following two (2) conditions are met:

                 1. The Company immediately executes the Warrant in the form attached hereto as Exhibit C; and

                 2. The Company agrees to reimburse the Investor for all reasonable attorney's fees and expenses incurred in connection with the preparation, execution, and delivery of this Agreement, and other related documentation, including the documentation necessary to gain approval of the SEC; provided, however, such obligation to reimburse the Investor shall, in no event, exceed the sum of Sixteen Thousand Dollars ($16,000). All payments to be made by the Company shall be made no later than thirty (30) days following presentation to the Company of a statement for such expenses, reimbursable hereunder and substantiated to the satisfaction of the Company.


VIII.    AFFIRMATIVE COVENANTS.

         The Company covenants and agrees that so long as the Loan is outstanding, or the Investor owns Common Stock pursuant to the Loan conversion or exercise of the Warrant, the Company will do the following:

         A. Taxes and Liens. The Company will pay and promptly discharge when due, all lawful claims, including taxes, assessments, governmental charges and claims for labor, materials and supplies incurred in the ordinary course of business, except in those instances where the validity or amount thereof is being contested in good faith and by appropriate legal or administrative proceedings, and an adequate reserve therefor has been established on its books.

         B. Insurance. The Company will maintain adequate public liability insurance, casualty insurance on its personal property, and, in the event the Company presently owns or in the future acquires real property, fire, wind, water, flood (in the event any of its business facilities are located in a designated federal flood area) and earthquake insurance, and business interruption insurance, fidelity bonds, director's and officer's liability insurance, and product liability insurance to protect adequately the interests of the Company against loss from the hazards ordinarily covered by such insurance and in such amounts as similar businesses ordinarily obtain, and shall maintain such other insurance, including worker's compensation coverage, as is customarily maintained by businesses similarly situated and engaged in operations similar to those of the Company. The Company shall provide the Investors with copies of all such policies upon request, which policies shall be issued by financially sound and reputable insurers acceptable to the Investors in their reasonable discretion.

         C. Financial Statements. While the Loan is outstanding, the Company will deliver to the Investor the following information:

                 1. Within ninety (90) days of the Company's year end, the annual Financial Statements, which will have been certified by and contain an unqualified report thereon, satisfactory to the Investor, of a firm of independent certified public accountants which financial statements shall have been prepared in accordance with generally accepted accounting principles, consistently applied.

                 2. Within fifteen (15) days after the end of each month, a balance sheet of the Company as of the end of such month, and statements of income and cash flows of the Company for the current month just ended and for the period from the beginning of the current fiscal year to the end of such month, all in reasonable detail and reasonably satisfactory in form and scope to the Investor, and prepared in accordance with generally accepted accounting principles, consistently applied;

                 3. Within thirty (30) days after the end of each quarter, quarterly narrative reports describing important operation activities during the prior quarter, indicating whether the Company is in compliance with this Agreement and other major agreements and discussing any material variances from the Budget (as defined herein), accompanied with an updated Budget as provided herein;

                 4. As soon as available and to the extent requested by the Investor, copies of all statements, reports and other documents relating to the financial condition of the Company and its business operations as required to be furnished to any other lender of the company pursuant to the terms of any loan documentation, as the same may be amended, supplemented or modified from time to time;

                 5. Promptly upon transmission thereof, and in any event no later than ten (10) days after the date of such transmission, copies of all financial statements, reports and returns as the Company shall send to its stockholders and any governmental department, bureau, commission or agency having regulatory authority over the Company and including, but not limited to, all communications to and from applicable regulatory authorities regarding notice of enforcement proceedings, complaints, inspections and related matters;

                 5. Promptly upon the effectiveness thereof, certified copies of all amendments to the Articles of Incorporation and Bylaws of the Company;

                 6. Promptly, communications with any persons or companies interested in acquiring the Company or forming potential strategic relationships;

                 7. Promptly, notice of any material events affecting the Company or its prospects; and

                 8. With reasonable promptness, such additional financial or other data as the Investors may reasonably request.

         D. Other Information; Examination. The Company will furnish to such Investor from time to time and with reasonable promptness: (i) detailed information with respect to proposed material events relating to the operations of the Company (including, without limitation, matters relating to any public offering of securities, financing arrangements, material litigation, either filed against or on behalf of the Company, and contracts for substantial amounts of the Company's products and contracts for any related services) and (ii) copies of all material documents filed with any court with respect to any material litigation in which the Company is a party. The Company will further permit representatives of the Investor to visit and inspect the premises of the Company and to examine its insurance certificates and records, books of account and other records at such reasonable times and as often as the Investor may reasonably request, but only under circumstances as would not unreasonably interfere with the conduct of the Company's business. The Company will also permit representatives of the Investor to visit with the Company's certified public accountants, and this Agreement shall constitute the Company's authorization to said accountants to discuss with such representatives the Company's affairs, finances and accounts. The Investor shall treat as confidential all information obtained by it hereunder or in connection herewith not otherwise known to it or in the public domain.

                 Notwithstanding the foregoing, the Company shall have no obligation to deliver or disclose to any Investor any document or information which (i) the Company is prohibited by contract from delivering or disclosing or (ii) is subject to governmental security classifications restricting such disclosure (unless a representative of such Investor holds the appropriate security clearance).

         E. Corporate Existence. The Company will do all things necessary to preserve and to keep in full force and effect its corporate existence, rights and franchises granted by law or otherwise.

         F. Comply with Laws. The Company will comply in all material respects with all laws of the United States and each state and subdivision thereof which may be applicable to it, and all other applicable laws of any country in which the Company is engaged in business, and with all rules and regulations promulgated by agencies, commissions and other instrumentalities of the United States and such other countries, and any state or subdivision thereof having rule-making or regulatory authority over the Company.

         G. Maintain Property. The Company will take all reasonable steps to maintain its property in good order and repair.

         H. Notice of Default. The Company will, within five (5) days of its discovery of any breach under this Agreement, or any default under any agreement executed in connection herewith, or under any other loan or material lease pursuant to which the Company is obligated to any third party, furnish with a copy of any notification of breach or default, as the case may be (in the case such notification is received with respect to obligations owing to third parties) and an officer I Certification providing a written explanation of the circumstances involved.

         I. Key Man Life Insurance. The Company will keep in force and maintain in the name of the Company key man life insurance on the life of Mr. E. Lee Bryan in the amount of Two Hundred Fifty Thousand Dollars ($250,000), payable to Investor to the extent of the outstanding balance of the Loan on terms reasonably satisfactory to the Investor.


IX.      NEGATIVE COVENANTS OF THE COMPANY.

         The Company covenants and agrees that so long as any portion of the Loan is outstanding, the Company shall not, without the written consent of
Investor:

         A. Dividends and Redemption of Stock. Authorize, declare or pay any dividend, whether in cash, properties or securities, or make any distribution upon any class of its capital stock, or redeem, purchase or otherwise acquire for value any shares of its stock.

         B. Change in Capital Structure. Change the capital structure of the Company in any manner so as to not keep reserved sufficient Common Stock for issuance to Investor upon exercise of the Warrant and conversion of the Loan.

         C. Loans to, Investments in, and Liabilities of Others. Make or permit to remain outstanding any loan or advance to, or pledge or encumber its assets for the benefit of, or assume or guarantee the payment or performance of any liability or obligations of, or own, purchase or acquire any stock or securities of, or guarantee, endorse or otherwise be or become contingently or absolutely liable in connection with the obligations, stock or dividends of, any other person.

         D. Merger or Substantial Disposition. Merge or consolidate with or into any other corporation or effect or enter into any agreement to effect a reorganization or similar transaction with any other person, or acquire in any manner any other person, or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets in a single or series of related transactions or any of its licenses, trademarks, trade names and copyrights, or change the control of ownership of the Company, except in connection with an Initial Public Offering.

         E. Disposal of Assets. Sell, exchange, convey, assign, transfer, lease or otherwise dispose of all or any portion of its assets other than for adequate value and in the normal course of their respective business operations.

         F. Subsidiary Corporation. Create or acquire in any manner a subsidiary corporation, or acquire any equity interest in any other person.

         G. Character of Business. Change the general character of the business of the Company as conducted at the date hereof, or engage in any type of business not reasonably related to the business of the Company as presently conducted or contemplated to be conducted.

         H. Sale and Leaseback. Enter into any arrangement, directly or indirectly, whereby the Company shall sell or transfer any real or personal property, whether now or hereafter acquired, used or useful in the business of the Company and thereafter rent or lease such property, or other property which the Company shall intend to use for substantially the same purpose as the property sold or transferred.

         I. Transactions With Related Persons. Enter into any transaction with a Related Person (as defined below) of the Company, or modify any current transaction or arrangement with a Related Person in any manner that would be materially adverse to the Company. For purposes of this Agreement, a "Related Person" shall consist of an employee, a shareholder, director or officer of the Company, or a relative of any such individual.

         J. No Amendments to Articles of Incorporation or Bylaws. Make any amendments to its Articles of Incorporation or Bylaws. With respect to this covenant, the Investor agrees not to withhold their consent unreasonably.

         K. Budget Expenditures. Make or incur an expenditure more than 10% in excess of the amounts provided for in the Budget.

         L. Incur Secured Indebtedness. Except for the indebtedness described on Schedule VIII-L hereto and except as provided in Section H of Article III relating to permissible liens on property and assets, incur, create, assume or permit to exist any liability for borrowed money, or any other liability evidenced by notes, bonds, debentures or similar obligations secured by Qualified Receivables or Approved Contracts of the Company, or which would be superior in payment rights to the Loan.

         M. Salary Limitations. Pay a salary to E. Lee Bryan, except out of net earnings the Company, and in any event not in excess of Ten Thousand Dollars ($10,000) per month.

X.       INDEMNIFICATION

         In addition to the indemnities included elsewhere in this Agreement, the parties hereto agree to indemnify and hold each other harmless as follows:

         A. Indemnification by the Company. The Company agrees to indemnify and hold the Investor harmless at all times after the date of this Agreement from and against any and all loss, liability, damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenants or agreements on the part of the Company contained herein or in any certificate or document furnished by the Company pursuant hereto and any loss or damage resulting from any claims, litigation, actions, suits, proceedings, judgments, counsel fees, costs and expenses incident to such misrepresentation, breach or nonfulfillment.

         B. Indemnification by the Investor. The Investor agrees to indemnify and hold the Company harmless at all times after the date of this Agreement from and against any and all loss, liability, damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenants or agreements on the part of Investor contained herein or in any certificate or document furnished by such Investor pursuant hereto and any loss or damage resulting from any claims, litigations actions, suit proceedings, judgments, counsel fees, costs and expenses incident to such misrepresentation, breach or nonfulfillment.

         C. Third Party Claims. Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the party against whom such claim is asserted (the "Indemnified Party"), within a reasonable period of time, shall give written notice to the other party (the "Indemnifying Party") of any such claim, and the Indemnifying Party shall thereafter defend or settle any such claim, at its sole expense, on its own behalf and with counsel of its selection. In such defense or settlement of any claims, the Indemnified Party shall cooperate with the Indemnifying Party to the maximum extent reasonably possible. Any payment resulting from such defense or settlement, together with the total expense thereof, shall be binding on the Company and the Investor for the purpose of this Article.

         D. Settlement. Notwithstanding the foregoing, should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the Indemnified Party, on not less than thirty (30) days' notice to the Indemnifying Party, may make settlement of such claim, and such settlement shall be binding on the

         Indemnifying Party and the Indemnified Party for the purposes of this
         Article IX; provided, however, that if within said thirty (30) day period the Indemnifying Party shall have requested the Indemnified Party not to settle such claim and to deny such claim at the expense of the Indemnifying Party, the Indemnified Party will promptly comply and the Indemnifying Party shall have the right to defend on its own behalf with counsel of its selection. Any payment or settlement resulting from such contest, together with the total expense thereof, shall be binding on the Company and the Investor for the purposes of this Article.

         E. Restrictions on Liability. Notwithstanding the indemnities contained in this Agreement, the Company and the Investor agree that neither shall have any obligation to indemnify the other for amounts for which indemnity is sought under this Article until such amounts exceed individually or in the aggregate the sum of Ten Thousand Dollars ($10,000.00).


XI.      BUDGET; USE OF PROCEEDS.


         The Company covenants and agrees that so long as the Loan is outstanding it will do the following:

         1. At the time this Agreement is executed, the Company will submit a budget which shall be approved by Investor (the "Budget") setting forth a pro forma balance sheet of the Company, a pro forma statement of income and retained earnings, and a cash flow statement of the Company for each month of the upcoming fiscal year, all in reasonable detail, which projections will be revised and revisions provided to the Investor on a quarterly basis. The initial Budget shall indicate the company's use of the Loan proceeds and the Loan proceeds shall be used only for payment of expenses and costs in accordance with the Budget. Should the Company receive additional equity from outside sources, it may immediately submit a revised Budget to Investor showing the intended use of such capital and Investor shall, in its discretion, approve such revised Budget, such approval not to be unreasonably withheld.

XII.     GENERAL.

         As further and special provisions set forth under this Agreement, the parties hereto further warrant, covenant, contract and agree each with the other as follows:

         A. Entire Agreement. This Agreement, the Exhibits and Schedules hereto and other documents referred to herein constitute the entire understanding among the parties. The Exhibits, Schedules and all certificates delivered at Closing are specifically incorporated into this Agreement.

         B. Reimbursement of Expenses. The Company agrees to reimburse the Investor for all reasonable attorneys' fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement, and other related documentation, including the documentation necessary to gain approval of the SEC, or any subsequent amendments, modifications or supplements thereto; provided, however, such obligation to reimburse the Investor shall, in no event, exceed the sum of Sixteen Thousand Dollars ($16,000), and all reasonable expenses (including reasonable attorneys' fees and expenses) incurred by the Investor following a breach in enforcing their rights hereunder or at law or in equity. All payments to be made by the Company shall be made no later than thirty (30) days following presentation to the Company of a statement for such expenses, reimbursable hereunder and substantiated to the satisfaction of the Company.

         C.      Survival of Agreements and Representations and Warranties.
         All agreements and all representations and warranties contained herein or made in writing by the Company in connection herewith, to the extent applicable, shall survive the execution and delivery of this Agreement and other documents referred to herein and shall continue for so long as any portion of the Loan is outstanding, Investor owns the Warrant or any shares of Common Stock to be issued upon exercise of the Loan conversion rights or the Warrant.

         D. No Waiver. No delay by or on behalf of the Investor or of the Company in exercising any of their respective rights conferred hereunder, and no course of dealing between the Investor and the Company shall operate as a waiver of any right granted hereunder, unless expressly waived in writing by the party whose waiver is alleged.

         E. Binding Effect. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

         F. Cumulative Powers. No remedy herein conferred upon a party is intended to be exclusive of any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, or in equity or by statute or otherwise.

         G. Loss of Securities. In the event of the loss, theft, or destruction of a stock certificate, upon delivery of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of mutilation of a stock certificate, upon surrender and cancellation of such certificate of stock, the Company will make and deliver a new certificate of stock, of like tenor, to replace such lost, stolen, mutilated or destroyed stock certificate. In addition, upon request of any holder of stock of the Company now or hereafter issued by the Company to the Investor, and upon surrender of such stock to the Company and compliance with any restrictive legends and the terms of this Agreement, the Company will reissue stock, in lesser denominations, to parties designated by such holder of stock certificates.

         H. Communications. All communications and notices provided for hereunder shall be in writing and shall be made by hand delivery, telecopier, or commercial courier guaranteeing next day service, to:

                 (i)      If to the Company, to:

                          One Room Systems, Inc.
                          ATTN:  E. Lee Bryan - CEO
                          2525 Meridan Parkway, Suite 220
                          Durham, North Carolina 27713


                          If to the Investor, to:

                          Southeast Interactive Technology Fund I, LLC
                          2200 West Main Street, Suite 900
                          Durham, North Carolina 27705
                          Attention: W. Clay Hamner


         or to such other address with respect to any party as such party shall notify the other parties hereto in writing. Any notice required to be given hereunder by one party to another shall be deemed to have been given when so delivered personally, or if telecopied, when receipt is acknowledged, or if delivered by commercial courier, the next business day after timely delivery to the courier. Except as otherwise provided for herein, to the extent possible, all requests for disclosure or other provision of information to be made or otherwise given by the Company shall be completed no later than ten
         (10) days following the giving of a written request therefor in the manner described in this Section.

         I. Governing Law. This Agreement shall be governed in all respects by the laws of the State of North Carolina.

         J. Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

         K. Multiple Originals. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         L. Changes. The terms and provisions of this Agreement may not be modified or amended, except with the written consent of the Company and the Investor.

         M. Conditions Precedent. In the event all of the conditions precedent to Closing are not met, the Company shall be obligated to pay expenses as provided in XII B. above, and the Company and Investor shall have no further obligations to each other.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers, or manager, their respective seals to be hereunto affixed, all by authority of their respective Board of Directors or limited liability company, as of the day and year first above written.

                                          ONE ROOM SYSTEMS, INC.



                                          By: ________________________________
                                               E. Lee Bryan -- President & CEO
ATTEST:


By:_______________________________
   Secretary

[CORPORATE SEAL)





                                          SOUTHEAST INTERACTIVE TECHNOLOGY
                                          FUND I, LLC


                                          BY: ________________________________
                                               Manager

                     SCHEDULE III-I     INSURANCE POLICIES


1.       See attached for copies of all policies.

                        SCHEDULE III-L  SHAREHOLDER LIST


1.       See attached for list of shareholders of the Company.

                    SCHEDULE III-M     EMPLOYMENT AGREEMENTS


1.       E. Lee Bryan--See attached

2.       Judy Curtis--See attached

3.       Sharron Lucky--See attached

                   SCHEDULE III-O     GOVERNMENTAL APPROVALS


1.   SEC approval required as a condition of Closing.

                      SCHEDULE III-P    MATERIAL CONTRACTS


1.       Contract with Institute for Academic Technology--see attached







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


              SCHEDULE III-S   PATENTS, LICENSES, TRADEMARKS, ETC.


1.       See pages 16 and 17 of the Company's Confidential Private Placement
Memorandum






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


                   SCHEDULE VIII-L     PERMITTED INDEBTEDNESS


1. Loan from E. Lee Bryan to the Company -- See attached documents for details

2. Loan from First Union National Bank of North Carolina to the Company -- See attached documents for details

3. Loan from First Union National Bank of North Carolina to the Company - anticipated Closing - November 2, 1995; it is anticipated this loan will be repaid upon funding under this Investment Agreement.





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                    SCHEDULE III-V     REAL PROPERTY LEASES





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